                                                                      Exhibit 23

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8, File No. 333-98681) pertaining to the ConocoPhillips Store Savings Plan (formerly the Tosco Corporation Store Savings Plan) of our report dated June
25, 2003, with respect to the financial statements and schedule of the ConocoPhillips Store Savings Plan (formerly the Tosco Corporation Store Savings
Plan) included in this Annual Report (Form 11-K) for the year ended December 31, 2002.



                                       /s/ ERNST & YOUNG LLP
                                       ---------------------
                                       ERNST & YOUNG LLP

Houston, Texas
June 25, 2003